UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2017

MIDCOAST ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-36175	61-1714064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2017, Midcoast Energy Partners, L.P. (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enbridge Energy Company, Inc. (“EECI”), Enbridge Holdings (Leather) L.L.C., an indirect wholly-owned subsidiary of EECI, and Midcoast Holdings, L.L.C., the general partner of the Partnership (the “General Partner”). Pursuant to the Merger Agreement, at the effective time, subject to the terms and conditions thereof, each publicly held Class A Common Unit of the Partnership will be converted into the right to receive $8.00 per Class A Common Unit in cash without any interest. Following the merger, EECI will own a number of Class A Common Units equivalent to the number of publicly held Class A Common Units converted into the right to receive the merger consideration. All Incentive Distribution Rights owned by the General Partner and all units owned by Enbridge Energy Partners, L.P. (“EEP”) will remain outstanding.

The closing of the merger is subject to customary conditions, including receipt of approval by a majority of the Partnership’s outstanding common units. Pursuant to the Partnership’s limited partnership agreement, the subordination period with respect to the subordinated units held by EEP will end, and the subordinated units held by EEP will be converted to Class B Common Units, following the Partnership’s February 14, 2017 distribution payment. Upon conversion, EEP will own approximately 52 percent of the Partnership’s outstanding common units, comprising the Class A Common Units and the Class B Common Units, which percentage will be sufficient for EEP to approve the Merger Agreement and the transactions contemplated thereby on behalf of the holders of the Partnership’s common units. The Partnership, EECI and EEP also have entered into a Support Agreement, dated January 26, 2017 (the “Support Agreement”), pursuant to which EEP, in its capacity as a holder of MEP units, has agreed to vote its units in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement. The Support Agreement will terminate at the effective time of the merger, if the Merger Agreement is terminated in accordance with its terms, if the board of directors of the General Partner makes an adverse recommendation change as permitted by the terms of the Merger Agreement, or on the date on which any modification, waiver or amendment to the Merger Agreement that is made without the prior written consent of EEP.

The Merger Agreement includes customary representations and warranties. It also includes customary covenants and agreements, including interim operating covenants and non-solicitation provisions. Prior to receipt of the requisite unit holder approval, the non-solicitation provisions are subject to an exception for unsolicited acquisition proposals that the board of directors after consultation with the Conflicts Committee (defined below) determines are likely to result in a superior proposal. The Merger Agreement also includes customary termination provisions, including if the merger has not been completed by June 30, 2017.

The Merger Agreement provides that the Partnership’s 2016 fourth quarter distribution will be made prior to the effective time of the merger.

The Partnership was represented in the negotiations by a committee of the independent directors of the general partner of the Partnership (the “Conflicts Committee”). The Conflicts Committee, after consultation with its independent legal and financial advisors, approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement are fair and reasonable to and in the best interests of MEP and its unaffiliated unitholders, particularly in light of MEP’s distribution coverage and balance sheet challenges. The board of directors of the general partner of the Partnership, acting based in part upon the recommendation of the Conflicts Committee, unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair and reasonable to and in the best interests of the Partnership and the limited partners.

The foregoing description of the Merger Agreement and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Support Agreement, which are attached hereto as Exhibits 2.1 and 10.1 and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (a) will not survive consummation of the merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of willful or intentional breach, and (b) were made only as of the date specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Partnership, the General Partner or EECI, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Partnership and other parties, their respective affiliates and their respective businesses, included in reports, statements and other filings that the Partnership makes with the SEC.

In connection with the proposed merger, the Partnership will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive information statement will be mailed to the unitholders of the Partnership. PARTNERSHIP UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PARTNERSHIP’S INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Partnership’s unitholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. MEP unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) at www.midcoastpartners.com.

Item 7.01 Regulation FD Disclosure.

On January 27, 2017, the Partnership issued a press release announcing the Merger Agreement, as well as its distribution for the fourth quarter of 2016. The press release is furnished as Exhibit 99.1.

This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

MIDCOAST ENERGY PARTNERS, L.P. (Registrant)

	By:	Midcoast Holdings, L.L.C.
its General Partner

Date: January 27, 2017	By:	/s/ NOOR S. KAISSI
Noor S. Kaissi, Controller (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 26, 2017, by and among Midcoast Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Holdings (Leather) L.L.C. and Midcoast Holdings, L.L.C. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and that the Partnership agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the SEC upon request).
10.1	Support Agreement, dated January 26, 2017, by and among Enbridge Energy Partners, L.P., Enbridge Energy Company, Inc. and Midcoast Energy Partners, L.P.
99.1	Press release of Midcoast Energy Partners, L.P., dated January 27, 2017